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                        [SUTHERLAND ASBILL & BRENNAN LLP]

                                 April 25, 2005

American Family Life Insurance Company
6000 American Parkway
Madison, WI 53738

        Re:     American Family Variable Account II
                (File No. 333-45592)

Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 for American Family Variable Account II (File No. 333-45592). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND ASBILL & BRENNAN LLP

                                        By: /s/ Stephen E. Roth
                                            ------------------------------------
                                                Stephen E. Roth